Exhibit 10.27

ADDENDUM NO. 4

to the

AUTOMOBILE QUOTA SHARE REINSURANCE CONTRACT

Effective: March 31, 2013 (the “Contract”)

issued to

AFFIRMATIVE INSURANCE COMPANY Burr Ridge, Illinois

(the “Company”)

by

THE SUBSCRIBING REINSURER(S) IDENTIFIED IN THE INTERESTS AND LIABILITIES

AGREEMENT(S) ATTACHED TO AND FORMING PART OF THE CONTRACT

(the “Reinsurer”)

Effective on June 30, 2013, applying to losses occurring on or after that date, the following shall be added as paragraph E to Article 3 – Retention and Limit (as previously amended by Addendum No. 1), of the Contract

E.	Notwithstanding the above, as respects business produced in the State of Texas, as respects the period June 30, 2013 through the end of the first Contract Year, both days inclusive, the Company shall cede, and the Reinsurer shall accept as reinsurance, a quota share percentage of losses occurring during the period June 30, 2013 through the end of the first Contract Year, equal to the ratio that (1) 80% of the Company Gross Net Earned Premium Income for such business, less (2) $10,000,000 bears to (3) the Company’s Gross Net Earned Premium Income for said business for the period June 30, 2013 through the end of the first Contract Year. In the event premium and loss for Texas business have been previously accounted for in the monthly bordereau reporting hereunder for the first Contract Year, adjustments shall be made with the monthly report due hereunder for the month of October, 2013.

Effective June 30, 2013, applying to Policies in force, written or renewed on or after that date, the following Premium Article shall apply in lieu of Article 10 – Premium (previously amended by Addendum No. 2):

A.	Except as provided in paragraph B below, as premium for the reinsurance provided hereunder, the Company shall cede to the Reinsurer 80.0% of the unearned portion of its Gross Net Written Premium Income applicable to Policies in force on June 30, 2013, and 80.0% of its Gross Net Written Premium Income thereafter.

B.	Notwithstanding paragraph A above, as premium for the business produced in the State of Texas, for reinsurance provided hereunder for the period June 30, 2013 through the end of the first Contract Year, the Company shall cede to the Reinsurer the quota share percentage, determined in paragraph E of the Retention and Limit Article, of the unearned premium for business in force at June 30, 2013, and of its Gross Net Written Premium Income thereafter. In the event premium for Texas business has been accounted for in the monthly bordereau reporting hereunder for the first Contract Year, adjustments shall be made with the monthly report due hereunder for the month of October 2013.

All other terms and conditions of the Contract shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Addendum to be executed by its duly authorized representatives as follows:

on this 13th day of November, in the year 2013.

AFFIRMATIVE INSURANCE COMPANY

                         /s/ Michael J. McClure

AUTOMOBILE QUOTA SHARE REINSURANCE CONTRACT

ENDORSEMENT NO. 4

to the

INTERESTS AND LIABILITIES AGREEMENT

Effective: March 31, 2013 (the “Agreement”)

of

GREENLIGHT REINSURANCE, LTD.

(the “Subscribing Reinsurer”) with respect to the

AUTOMOBILE QUOTA SHARE REINSURANCE CONTRACT

Effective: March 31, 2013 (the “Contract”)

issued to

AFFIRMATIVE INSURANCE COMPANY Burr Ridge, Illinois

(the “Company”)

Addendum No. 4 to the Contract, as executed by the Company, shall form part of the Contract, effective June 30, 2013.

IN WITNESS WHEREOF, the Subscribing Reinsurer has caused this Endorsement to be executed by its duly authorized representative(s) as follows:

This 6th day of November, in the year 2013.

GREENLIGHT REINSURANCE, LTD.

                         /s/ Jim Ehman /s/ BB

Market Reference Number: GLRE 1745A